EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Komag, Incorporated 1988 Employee Stock Purchase Plan, and the Komag, Incorporated 1997 Supplemental Stock Option Plan of our report dated January 22, 1999, with respect to the consolidated financial statements and schedule of Komag, Incorporated included in its Annual Report (Form 10-K) for the year ended January 3, 1999, filed with the Securities and Exchange Commission.



ERNST & YOUNG, LLP

San Jose, California
August 5, 1999